Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

     PLEDGE AND SECURITY AGREEMENT, dated as of September 15, 2008 (as amended, supplemented or modified from time to time, this “Agreement”), made by KEMET Electronics Corporation (the “Grantor”) in favor of Vishay Intertechnology, Inc. (“Secured Party”).

RECITALS

     Pursuant to the Loan Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Loan Agreement) by and among Kemet Electronics Corporation, as Borrower, and Secured Party, Secured Party has agreed to make a Loan to Borrower. In order to induce Secured Party to make the Loan, Grantor has agreed to grant a continuing Lien on the Collateral to secure the Obligations (as hereinafter defined). Accordingly, Grantor hereby agrees as follows:

     1. Security Interest.

     (a) Collateral. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as “Collateral”: (i) US Pledged Accounts, (ii) all books and records relating to the US Pledged Accounts, (ii) all Supporting Obligations (as defined in the UCC) relating to the US Pledged Accounts, (iii) the Collateral Account and all deposits therein, and (vi) to the extent not otherwise included, all Proceeds (as defined in the UCC).

     (b) Grant of Security. As security for the Obligations (as hereinafter defined), Grantor hereby delivers, assigns, pledges, sets over and grants to Secured Party a first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to the Collateral, together with all substitutions and replacements thereof and any products and proceeds thereof.

     (c) Security for Obligations. This Agreement secures the payment of all now existing or hereafter arising obligations of Grantor to Secured Party, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise under the Loan Agreement or any other Credit Document but only to the extent required under the Loan Agreement or any other Credit Document, whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding (all such obligations being the “Obligations”).

     (d) Grantor Remains Liable. This Agreement shall not affect Grantor’s liability to perform all of its duties and obligations under the transactions giving rise to the Obligations. The exercise by Secured Party of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the transactions giving rise to the Obligations, which shall remain unchanged as if this Agreement had not been executed. Secured Party shall not have any obligation or liability under the transactions giving rise to the Obligations by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     (e) Continuing Agreement. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations (other than unasserted contingent indemnification obligations, including those in Section 2.6 of the Loan Agreement).

     2. Representations and Warranties. To induce Secured Party to enter into the Loan Agreement, Grantor represents and warrants each of the following to Secured Party.

     (a) Title; Liens and Encumbrances. Grantor is (or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be) the record and beneficial owner of, having (or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will have) good and marketable title to, the Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except the Liens created by this Agreement and Grantor will promptly notify Secured Party of any such other Lien or claim made or asserted against the Collateral and will defend the Collateral against any such Lien or other claim.

     (b) State of Organization; Legal Name.

     (i) Grantor’s state of incorporation or organization, chief executive office is set forth on Schedule I. Grantor shall promptly notify Secured Party of any change in the foregoing representations.

     (ii) Grantor’s exact legal name is as set forth on Schedule I.

     (iii) Grantor currently uses, and during the last five years has used, no other names including business or trade names, except as set forth on Schedule I. Grantor shall not change such name without providing Secured Party 5 Business Days’ prior written notice.

     (iv) Grantor’s organizational identification number is as set forth on Schedule I. Grantor shall not change such organizational identification number without providing Secured Party 5 Business Days’ prior written notice.

     (c) Perfection of Security Interest.

     (i) The grant of the security interest in the Collateral, combined with the filing of financing statements, the execution of the Control Agreement, and/or possession of the Collateral, each as appropriate, is effective to vest in Secured Party a valid and perfected first priority security interest, superior to the rights of any person in and to the Collateral as set forth herein.

     (ii) Grantor authorizes Secured Party to file all such financing statements and amendments thereto pursuant to the UCC or other notices appropriate under applicable law, as Secured Party may require, each in form satisfactory to Secured Party. Such financing statements and amendments may contain a description of the Collateral as set forth herein or in any generic manner.

     (iii) Upon delivery by Secured Party of an invoice therefor, Grantor shall pay fifty percent (50%) of all filing or recording costs with respect thereto in all public offices where filing or recording is deemed by Secured Party to be reasonably necessary.

     (iv) Grantor authorizes Secured Party to take all other action which Secured Party may deem reasonably necessary to perfect or otherwise protect the Liens created hereunder and to obtain the benefits of this Agreement.

     3. Covenants. Grantor covenants and agrees with Secured Party that, from and after the date of this Agreement until the Obligations (other than unasserted contingent indemnification obligations, including those under Section 2.6 of the Loan Agreement) shall have been paid in full:

     (a) Instruments and Chattel Paper. No amount payable under or in connection with any Collateral shall be or become evidenced by any Instrument or Chattel Paper.

     (b) Maintenance of Perfected Security Interest.

     (i) Grantor shall (A) maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 2(c) and (B) defend such security interest against the claims and demands of all Persons.

     (ii) At any time and from time to time, upon the written request of Secured Party, Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents (subject to Section 5.10 of the Loan Agreement) and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement required under the UCC (or other similar laws).

     (c) Change of Name or Location. Except upon 5 Business Days’ prior written notice to Secured Party and delivery to Secured Party of all additional financing statements and other documents necessary for Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, Grantor shall not (i) change its jurisdiction of organization or the location of its chief executive, in each case from that referred to in Section 2(c) and (ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

     (d) Collateral Account. On or prior to the Closing Date, and at all times thereafter, Borrower shall direct each of its Account Debtors with respect to each US Pledged Account to make any and all payments on such US Pledged Account directly to the Collateral Account.

     4. Events of Default. The occurrence of any one or more Events of Default under the Loan Agreement shall constitute an event of default (“Event of Default”) under this Agreement.

     5. Rights and Remedies.

     (a) Upon the occurrence and during the continuance of an Event of Default: (i) Secured Party may exercise exclusive control over the Collateral; (ii) Secured Party shall have the right, with or without (to the extent permitted by applicable law) notice to Grantor, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and generally to exercise any and all rights afforded to a secured party under the UCC or other applicable law; (iii) Secured Party shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Secured Party in its sole discretion may deem advisable; (iv) at Secured Party’s request, Grantor shall assemble the Collateral and make it available to Secured Party at places which Secured Party shall select, whether at Grantor’s premises or elsewhere, and make available to Secured Party, without rent, all of Grantor’s premises and facilities for the purpose of Secured Party’s taking possession of, removing or putting the Collateral in saleable or disposable form; (v) Secured Party shall have the right to receive any and all cash interest, dividends, distributions, payments or other proceeds paid in respect of the Collateral and made application thereof to the Obligations in such order as Secured Party may determine; and (vi) any or all of the Collateral may be registered in the name of Secured Party or its nominee and they may thereafter exercise (x) all voting, corporate and other rights pertaining to such Collateral and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all securities or securities entitlements upon any merger, consolidation, reorganization, recapitalization or other fundamental change, or upon the exercise of Grantor or Secured Party of any right, privilege or option pertaining to such securities or securities entitlements, and in connection therewith, the right to deposit and deliver any and all of the securities or securities entitlements with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) Any such sale, lease or other disposition of Collateral may be made without demand for performance or any notice of advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition, Grantor agrees that the sending of five days notice by ordinary mail, postage prepaid, to Grantor of the place and time of any public sale or of the time at which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. Notwithstanding the foregoing, if any of the Collateral may be materially diminished in value during such five-day period, Secured Party shall provide Grantor with such shorter notice as it deems reasonable under the circumstances.

     (c) The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys’ fees and legal expenses incurred by Secured Party, and then to satisfaction of the Obligations (in any order as Secured Party may decide in its sole discretion), and to the payment of any other amounts required by applicable law. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Secured Party is legally entitled, Borrower will be liable for the deficiency, together with interest thereon, at the rate prescribed in the agreements giving rise to the Obligations, and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency. To the extent permitted by applicable law, Grantor waives all claims, damages and demands against Secured Party arising out of the repossession, removal, retention or sale of the Collateral.

     (d) Upon request of Secured Party, at any time after the occurrence of an Event of Default, Grantor shall notify obligors on the US Pledged Accounts that the US Pledged Accounts have been assigned to Secured Party and that payments in respect thereof shall be made directly to Secured Party.

     (e) Notwithstanding anything herein to the contrary, Grantor shall remain liable under each of the US Pledged Accounts to observe and perform all conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Secured Party shall not have any obligation or any liability under any US Pledged Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating thereto, nor shall Secured Party be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any US Pledged Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or sufficiency of the payment received by it or as to the sufficiency of any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (f) Secured Party hereby authorizes Grantor to collect the US Pledged Accounts, subject to Secured Party’s direction and control after the occurrence of an Event of Default, and Secured Party may curtail or terminate said authority at any time at any time after the occurrence of an Event of Default. Any payments on US Pledged Accounts when collected by Grantor after the occurrence and during the continuance of an Event of Default, (i) shall be forewith (and in any event no later than 2 Business Days) deposited by Grantor in the exact form received, duly endorsed by Grantor to Secured Party if required, in an account maintained under the sole dominion and control of Secured Party and (ii) until so turned over, shall be held by Grantor in trust for Secured Party, segregated from other funds of Grantor. Each such deposit of Proceeds of US Pledged Accounts shall be accompanied by a report indentifying in reasonable detail the nature and source of the payments included in the deposit.

     (g) The parties hereto agree that, upon the occurrence and during the continuance of an Event of Default, Secured Party shall appoint a third party administrator (the “Administrator”) that will take any remedial or enforcement action available to Secured Party pursuant to this Agreement or under applicable law on Secured Party’s behalf and at Secured Party’s sole direction. For the avoidance of doubt, the parties hereto agree that (i) AlixPartners or a similar entity shall be deemed to be acceptable to each party to act as Administrator, (ii) Borrower shall not be required to deliver any information to Lender to the extent that Borrower reasonably believes that disclosure of such information to Lender is not consistent with, or is likely to violate, applicable competition laws and (iii) Borrower shall be required to deliver such information to the Administrator to the extent such information is reasonably necessary in connection with any remedial or enforcement action taken on behalf of or at the direction of Secured Party by Administrator; provided that Administrator shall not share such information with Lender.

     6. Power of Attorney. Subject to Section 5(g), Grantor authorizes Secured Party and does hereby make, constitute and appoint Secured Party and any officer or agent of Secured Party, with full power of substitution, as Grantor’s true and lawful attorney-in-fact, with power, in its own name or in the name of Grantor: (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Secured Party; (ii) to pay or discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on or threatened against the Collateral; (iii) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; (iv) to receive, open and dispose of all mail addressed to Grantor and to notify the post office authorities to change the address for delivery of mail addressed to Grantor to such address as Secured Party may designate; (v) to exercise all membership rights, powers and privileges in connection with the Collateral to the same extent as Grantor is entitled to exercise such rights, powers and privileges; and (vi) generally to do all acts and things which Secured Party deems necessary to protect, preserve and realize upon the Collateral and Secured Party’s security interest therein. Grantor hereby approves and ratifies all acts of said attorney or designee, who shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. Secured Party may exercise this power of attorney only after the occurrence and during the continuance of an Event of Default.

     7. Notices. Notices shall be given in the manner, to the addresses and with the effect provided in Section 7.1 of the Loan Agreement.

     8. No Waiver; Rights Cumulative.

     (a) No course of dealing between Grantor and Secured Party, or Secured Party’s failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (b) All of Secured Party’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.

     9. Limitation on Secured Party’s Duty in Respect of Collateral. Secured Party shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.

     10. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Secured Party therefrom shall in any event be effective unless the same shall be in writing, approved by Secured Party and signed by Secured Party, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

     11. Successors and Assigns. This Agreement and all obligations of Grantor and Secured Party hereunder shall be binding upon the permitted successors and assigns of Grantor and Secured Party, as applicable, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, Grantor and each of their respective successors and assigns.

     12. No Partnership. The relationship between Secured Party and Grantor shall be only of creditor-debtor and no relationship of agency, partner or joint- or co-venturer shall be created by or inferred from this Agreement or the other Credit Documents. Grantor shall indemnify, defend, and save Secured Party harmless from any and all claims asserted against Secured Party as being the agent, partner, or joint-venturer of Grantor.

     13. Entire Agreement. This Agreement embodies the entire agreement and understanding between Grantor and Secured Party with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Grantor acknowledges and agrees that there is no oral agreement between Grantor and Secured Party which has not been incorporated in this Agreement.

     14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     15. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without effecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     16. Governing Law; Jurisdiction; Consent to Service of Process.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent the UCC provides for the application of the law of another state.

     (b) GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSENTS TO THE PLACING OF VENUE IN NEW YORK COUNTY OR OTHER COUNTY PERMITTED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. EXCEPT AS PROHIBITED BY LAW, GRANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1 of the Loan Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     17. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     18. Reinstatement. Grantor further agrees that, if any payment made by Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by Secured Party to Grantor, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Grantor in respect of the amount of such payment.

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     IN WITNESS WHEREOF, the undersigned party has executed this Agreement to be effective for all purposes as of the date above first written.

KEMET ELECTRONICS CORPORATION

By	/s/ Per-Olof Loof
Name: Per-Olof Loof
Title: CEO

Schedule 1

Grantor’s State of Incorporation	Delaware

Grantor’s Exact Legal Name	KEMET Electronics Corporation

Trade or Other Names Used by Grantor
During the Last Five Years	None

Grantor’s Organizational ID	2121179